UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2006
Date of Report (Date of earliest event reported)

TERRACE VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50569	91-2147101
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

810 Peace Portal Drive, Suite 202,
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 220-5218
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective on June 5, 2006, Terrace Ventures Inc. (the “Company”) entered into an agreement to acquire on a private placement basis 161,538 shares of common stock of Sporg Corporation (“Sporg”), a Nevada corporation, at a price of $0.65 US per share. Sporg is engaged in the internet registration services business. The Company now holds 1,589,967 shares representing approximately 6.5% of Sporg. The private placement represents a portion of the $525,000 of interim financing which the Company agreed to provide to Sporg under the Agreement and Plan of Merger dated effective May 24, 2006 previously disclosed on our Form 8-K filed on May 31, 2006.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

Effective on June 6, 2006, the Company issued 160,080 (post-4:1 split) shares of its common stock at a price of $0.25 per share to two subscribers. The issuance represents the balance of a private placement of 1,000,000 (pre-4:1 split) (4,000,000 post-split) shares of the Company’s common stock approved by the Company’s director. These shares were issued pursuant to the exemptions from registration contained in Regulation S promulgated under the Securities Act of 1933 on the basis of representations made by the subscribers that the subscribers were not “U.S. persons”, as that term is defined under Regulation S, and that the subscribers were not acquiring the shares for the account or benefit of a U.S. person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRACE VENTURES INC.
Date: June 10, 2006
	By:	/s/ Howard Thomson
HOWARD THOMSON
President and Chief Executive Officer